                                                                 EXHIBIT 4(e)(2)

               RESOLVED, that the Corporation hereby authorizes the issuance and sale of up to $200,000,000 principal amount of senior notes (the "Notes") on the terms and in the manner set forth in the Indenture and the Purchase Agreement, and as determined by the Pricing Committee (each as hereinafter defined).

               RESOLVED, that a Pricing Committee of the Board of Directors is hereby established to be comprised of Morton P. Hyman and Robert N. Cowen, which shall have authority to determine all matters relating to the pricing, issuance, sale and terms of the Notes, including without limitation, (i) the term, maturity and interest rate of the Notes, (indications are that the maturity of the Notes will be for seven years or ten years and that the interest rate will be between 8.625% and 8.875% per annum but these indications shall not limit the authority of Pricing Committee), the subordination provisions of the Notes and the redemption rights and obligations of the Corporation with respect to the Notes and (ii) the offering price of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons outside the U.S. in reliance on Regulation S under the Securities Act, the discount and other fees payable to the initial purchaser of the Notes (the "Initial Purchaser"), the issue price of the Notes to the Initial Purchaser, and the aggregate principal amount of Notes to be sold pursuant to the Purchase Agreement.

               RESOLVED, that the Chairman of the Board and any Senior Vice President (the "Authorized Officers") hereby are, and each of them acting without the others hereby is, authorized, in the name and on behalf of the Corporation, to negotiate, execute and deliver a purchase agreement between the Corporation and the Initial Purchaser (the "Purchase Agreement") in such form and containing such terms and provisions (not inconsistent with the terms and provisions thereof approved by the Pricing Committee) as the Authorized Officers or Officer executing the same shall approve, relating to the sale of the Notes, the execution and delivery of the Purchase Agreement by such Authorized Officers or Officer being conclusive evidence of their or his approval thereof.

               RESOLVED, that the Authorized Officers of the Corporation hereby are, and each of them with full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to prepare and deliver to the Initial Purchaser an Offering Circular relating to the sale of the Notes in reliance on Rule 144A under the Securities Act and Regulation S under the Securities Act.

               RESOLVED, that the Authorized Officers of the Corporation hereby are, and each of them with full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to negotiate, execute and deliver an exchange and registration rights agreement between the Corporation and the Initial Purchaser (the "Registration Rights Agreement"), in such form and containing such terms and provisions as the Authorized Officers or Officer executing the same shall approve, relating to the Corporation filing under the Securities Act
          (i) a registration statement concerning an offer to exchange any or all of the Notes for a like principal amount of notes issued by the Corporation which are substantially identical to the Notes except that they have been registered under the Securities Act and (ii) under certain circumstances, a "shelf" registration statement providing for the registration of, and the sale of, the Notes on a continuous or delayed basis by the holders of the Notes pursuant to Rule 415 or any similar rule under the Securities Act, the execution and delivery of the Registration Rights Agreement by such Authorized Officer or Officer being conclusive evidence of their or his approval thereof.

               RESOLVED, that the Authorized Officers of the Corporation hereby are, and each of them with full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to execute a registration statement in accordance with the Registration Rights Agreement on the appropriate form (the "Note Registration Statement") covering the registration under the Securities Act of the Notes and the qualification of the Indenture under the Trust Indenture Act of 1939, to procure all necessary signatures thereon and to file the Registration Statement (together with appropriate exhibits thereto) and any amendments thereto with the Securities and Exchange Commission.

               RESOLVED, that, in connection with the filing of the Note Registration Statement with the Securities and Exchange Commission, the signature of any officer required to be affixed to the Note Registration Statement or any amendments thereto may be so affixed pursuant to a power of attorney granted by such officer to any other officer of the Corporation.

               RESOLVED, that a financial institution to be selected by the Pricing Committee hereby is appointed paying agent in respect of the Notes and Wilmington Trust Company or another financial institution to be selected by the Pricing Committee hereby is appointed trustee under the Indenture, on the terms and conditions set forth in the final form of the Indenture, and that the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized to appoint such additional paying agents as the Authorized Officers or Officer shall deem necessary or desirable, and the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and deliver any documents as they or he may deem necessary or desirable to complete such appointments, the execution and delivery of any such document by such Authorized Officers or Officer to be conclusive evidence that they or he deemed such document to be necessary or desirable.

               RESOLVED, that the form of any other resolution in connection with the appointment of any paying agent or trustee as described in the preceding resolution is hereby adopted, provided that any Authorized Officer considers the adoption of such resolution necessary or desirable; in which case the Secretary or Assistant Secretary of the Corporation hereby is directed to insert as an appendix to the minutes of this meeting a copy of such resolution, which shall thereupon be deemed to have been adopted by this Board of Directors at this meeting with the same force and effect as if presented verbatim to this meeting.

               RESOLVED, that the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to negotiate, execute and deliver the Indenture, including the form of Notes (both temporary global and definitive Notes), containing such terms and provisions (not inconsistent with the terms and provisions thereof approved by the Pricing Committee) as the Authorized Officers or Officer executing the same shall approve, the execution and delivery of the Indenture by such Authorized Officers or Officer being conclusive evidence of their or his approval thereof.

               RESOLVED, that the Notes (both temporary global and definitive Notes) shall be substantially in the form (including the form of the Trustee's certificate of authentication) to be determined by any Authorized Officer, with such changes therein authorized by the Indenture as are approved by such Authorized Officer delivering the Notes; that the Notes shall bear the manual or facsimile signatures of the present or any future Authorized Officer and the corporate seal, which may be in the form of a facsimile thereof, all of which facsimile signatures and seal hereby are adopted for that purpose with the same effect as if such facsimile signatures and seal were manually written or impressed thereon, and the Corporation may use the facsimile signature of any person who shall have been such Authorized Officer notwithstanding the fact that at the time when the Notes shall be authenticated and delivered or disposed of he shall have ceased to be such Authorized Officer of the Corporation; and that the Notes when so signed shall be delivered to the Trustee for authentication and delivery.

               RESOLVED, that any Authorized Officer is authorized and directed to deliver the Notes to the Trustee under the Indenture for authentication and that any Authorized Officer is authorized to sign one or more written orders to the Trustee called for by the Indenture.

               RESOLVED, that the Trustee under the Indenture, unless otherwise specifically instructed in writing by an Authorized Officer, may use any Note certificate that may be on hand from time to time bearing the signatures or facsimile signatures of persons heretofore or hereafter duly authorized to sign any Note certificate on behalf of the Corporation even if such persons, or any of them, shall no longer be duly authorized to sign on behalf of the Corporation; and any such Note certificate may be authenticated and registered by the Trustee with the same effect and validity as if such persons who originally signed on behalf of the Corporation were still authorized to sign on behalf of the Corporation.

               RESOLVED, that it is desirable and in the best interest of the Corporation that the Notes be qualified or registered for sale, or that an exemption from such registration or qualification be perfected, in various jurisdictions; that the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale or exemption all or such part of the Notes as they or he may deem advisable; that the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized to perform on behalf of the Corporation any and all such acts as they or he may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by any of such Authorized Officers of any such paper or document or the doing by him or them of any act in connection with the foregoing matters shall conclusively establish their or his authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

               RESOLVED, that the form of any other resolution in connection with such qualification or registration or exemption in any jurisdiction is hereby adopted, provided that any Authorized Officer, with the advice of counsel, considers the adoption of such resolution necessary or desirable, in which case the Secretary or Assistant Secretary of the Corporation hereby is directed to insert as an appendix to the minutes of this meeting a copy of such resolution, which shall thereupon be deemed to have been adopted by this Board of Directors at this meeting with the same force and effect as if presented verbatim to this meeting.

               RESOLVED, that the Authorized Officers hereby are, and each of them with full authority to act without the others hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay such fees and expenses as in their or his judgment shall be necessary, proper or advisable in order fully to carry out the intent and to accomplish the purposes of the foregoing resolutions, and the execution by any of such Authorized Officers of any of such instruments or documents, or the doing by any of them of any act in connection with the foregoing matters, shall conclusively establish their or his authority therefor from the Corporation and the approval and ratification by the Corporation of the instruments and documents so executed and the actions so taken.